Exhibit 10.15

Execution Version

SERVICING AGREEMENT

Dated as of April 1, 2013

SPRINGCASTLE SERIES ASSET BACKED NOTES 2013-A

among

SPRINGLEAF FINANCE, INC.,

as the Servicer,

SPRINGCASTLE AMERICA FUNDING, LLC

SPRINGCASTLE CREDIT FUNDING, LLC

SPRINGCASTLE FINANCE FUNDING, LLC,

as the Co-Issuers

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

in its capacity as a Loan Trustee for each of the Co-Issuers

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

SECTION 1.01	Definitions	1

ARTICLE II
ADMINISTRATION AND SERVICING OF LOANS

SECTION 2.01	Acceptance of Appointment and Other Matters Relating to the Servicer	2
SECTION 2.02	Servicing Compensation	4
SECTION 2.03	Representations, Warranties and Covenants of the Servicer	5
SECTION 2.04	Adjustments	8
SECTION 2.05	Back-up Servicing Agreement	8
SECTION 2.06	Monthly Servicer Report	8
SECTION 2.07	Annual Compliance Certificate	8
SECTION 2.08	Copies of Reports Available	8
SECTION 2.09	Notices to Springleaf	8
SECTION 2.10	Subservicers	8
SECTION 2.11	Servicing Transfer	9
SECTION 2.12	Power of Attorney	10

ARTICLE III
COLLECTIONS AND ALLOCATIONS

SECTION 3.01	Collections and Allocations	12

ARTICLE IV
OTHER MATTERS RELATING TO THE SERVICER

SECTION 4.01	Reserved	13
SECTION 4.02	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer	13
SECTION 4.03	Limitation on Liability of the Servicer and Others	13
SECTION 4.04	Servicer Indemnification of the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee	14
SECTION 4.05	Resignation of the Servicer	14
SECTION 4.06	Access to Certain Documentation and Information Regarding the Loans	15
SECTION 4.07	Delegation of Duties	16
SECTION 4.08	Examination of Records	16
SECTION 4.09	Insurance	16

ARTICLE V
DEFAULTS

SECTION 5.01	Servicer Defaults	17
SECTION 5.02	Indenture Trustee to Act; Appointment of Successor	19

TABLE OF CONTENTS

(continued)

		Page

ARTICLE VI
TERMINATION

SECTION 6.01	Termination of Agreement as to Servicing	21
SECTION 6.02	Optional Purchase	21

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.01	Amendment; Waiver of Past Defaults; Assignment	22
SECTION 7.02	GOVERNING LAW	23
SECTION 7.03	Notices	23
SECTION 7.04	Severability of Provisions	25
SECTION 7.05	Further Assurances	25
SECTION 7.06	Nonpetition Covenant	26
SECTION 7.07	No Waiver; Cumulative Remedies	26
SECTION 7.08	Counterparts	26
SECTION 7.09	Third-Party Beneficiaries	26
SECTION 7.10	Merger and Integration	26
SECTION 7.11	Headings	26
SECTION 7.12	Limitation of Liability of Loan Trustees	26
SECTION 7.13	Survival	27

SCHEDULES

Schedule I	Required Servicing Protocols

EXHIBITS

Exhibit A	Form of Servicer Officer’s Certificate

Exhibit B	Servicing Transfer Timeline

ii

SERVICING AGREEMENT, dated as of April 1, 2013, among Springleaf Finance, Inc., an Indiana corporation, as the Servicer, SpringCastle America Funding, LLC, a Delaware limited liability company, SpringCastle Credit Funding, LLC, a Delaware limited liability company, and SpringCastle Finance Funding, LLC, a Delaware limited liability company, as the Co-Issuers and Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as a Loan Trustee to each Co-Issuer.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the Paying Agent, the Indenture Trustee and the Noteholders to the extent specifically provided herein and in the Indenture:

ARTICLE 1

Definitions

SECTION 1.01 Definitions. Certain capitalized terms in this Servicing Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule I to that certain Indenture dated as of even date herewith among the Co-Issuers, the Loan Trustees, the Indenture Trustee and the Servicer., (together with Part B of such Schedule I, the “Definitions Schedule”). The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Servicing Agreement.

[END OF ARTICLE I]

ARTICLE II

Administration and Servicing of Loans

SECTION 2.01 Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) The Co-Issuers and the Loan Trustees authorize Springleaf (but without transfer to Springleaf of any Co-Issuer’s or any Loan Trustee’s right to service the Loans) and Springleaf agrees to act, as an independent contractor, as the Servicer effective upon the Servicing Transfer on the Servicing Transfer Date for a particular Loan, in accordance with the terms of this Servicing Agreement, and the Noteholders, by their acceptance of their Notes, consent to Springleaf acting as Servicer.

(b)

(i) From and after the Servicing Transfer Date for a Loan, the Servicer shall service and administer such Loan and shall extend, amend or otherwise modify such Loan, by complying in all material respects with the following (collectively, the “Servicing Standard”): (A) the Credit and Collection Policy, (B) the Required Servicing Protocols, and (C) applicable Requirements of Law; provided, however, that Servicer shall not be obligated to foreclose or otherwise enforce a collateral security interest on any Loan nor, with respect to any PHL Loan, to monitor the delinquency status of real estate taxes or hazard or flood insurance premiums on mortgage properties or monitor the lien status of any mortgage securing a PHL Loan. In servicing and administering the Loans, the Servicer shall employ the same standard of care as it employs in servicing and administering consumer loans that it holds for its own account.

(ii) From and after the Servicing Transfer Completion Date, the Servicer shall perform the administration, servicing, billing, collecting and reporting functions related to Credit Insurance that the Co-Issuers have agreed to perform under the Credit Insurance ASA.

(iii) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, including the Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, consistent with the terms of this Servicing Agreement and the Servicing Standard. Without limiting the generality of the foregoing and subject to Section 5.01, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 5.01, the Servicer shall have full power and authority (i) to make withdrawals or to instruct the Paying Agent to make withdrawals from the Collection Account or the Advance Reserve Account, permitted by the terms of this Servicing Agreement or the Indenture and (ii) subject to the authority granted to the Interim Servicers and HSBC Bank under the Interim Servicing Agreement, to execute and deliver, on behalf of the Co-Issuers, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and, after the delinquency of any Loan and to the extent permitted under and in compliance with applicable Servicing Standards, to commence collection proceedings with respect to such Loans. The Servicer shall, no less frequently than monthly, promptly forward or cause to be forwarded to the Custodian (i) original documents evidencing an assumption, modification, consolidation or extension of any PHL Loan entered into in accordance with this Servicing Agreement that were not previously delivered to the Custodian and (ii) with respect to any PUL Loan, original documents, if any, evidencing an assumption, modification, consolidation or extension of any Note the original of which is held by the Custodian. The Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee shall furnish the Servicer with any documents reasonably requested by the Servicer as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder (the “Documents Provided to Servicer:); provided, however, that no Co-Issuer, Loan Trustee nor the Paying Agent nor the Indenture Trustee shall be liable for any negligence with respect to, or misuse of, any such Documents Provided to Servicer by the Servicer or any of its agents or Subservicer and the Servicer shall hold the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee harmless against any Losses, claims, damages, fines or penalties of any nature incurred in connection therewith in accordance with Section 4.04.

(c) From and after the Servicing Transfer Completion Date, the Servicer is hereby directed to and, consistent with such direction, the Servicer shall advance the amount of any additional borrowing by the related Loan Obligor (each an “Intra-Month Draw Advance”) to the extent required under the related Loan Agreements and not prohibited by any Requirements of Law. Such Intra-Month Draw Advances will be made from (i) Collections received by Servicer and not yet remitted to the Collection Account, (ii) if such Collections are insufficient, the Collection Account, (iii) if such Collections and funds in the Collection Account are insufficient, the Advance Reserve Account or (iv) if all such amounts described in the preceding clauses (i) through (iii) are insufficient, the Servicer’s own funds. The Servicer shall be entitled to reimburse itself for any such unreimbursed Intra-Month Draw Advances previously made with its own funds from Collections received or by withdrawing such Intra-Month Draw Advance amounts from the Collection Account or Advance Reserve Account at a future date.

(d) Prior to the Servicing Transfer Completion Date, the Servicer shall provide oversight of the Interim Servicers’ activities under the Interim Servicing Agreement as and to the extent permitted under the Interim Servicing Agreement and shall use coordinate the servicing transfer of Loans to and onboarding of such Loans to Servicer’s system in accordance with the Servicing Transfer Timeline and Section 2.11 hereto.

(e) The Servicer shall not be required to use separate servicing operations, offices or employees for servicing the Loans from the operations, offices, employees used by the Servicer in connection with servicing other consumer loans. Except as otherwise contemplated hereunder with respect to the Collection Account, the Servicer shall not be required to use separate accounts for servicing the Loans from the accounts used by the Servicer in connection with servicing other consumer loans.

(g) The Servicer shall: (i) not amend any related Loan Agreement other than on a per customer basis in accordance with the Servicing Standard; (ii) comply, in all material respects, with the terms and conditions of the related Loan Agreements, based on the form and substance of such Loan Agreements as they are made available to Servicer as of the Servicing Transfer Date for such Loan and as reflected in the related loan level data transferred to Servicer as of the Servicing Transfer Date for such Loan; and (iii) promptly inform the Co-Issuers of any material claims or litigation with respect to the Loans.

(h) The Servicer will take commercially reasonable steps to ensure that its and any Subservicer’s firewalls and encryption technology will prevent unauthorized access to and use of information and personal information.

(i) Notwithstanding that the Servicer has no duty or obligation hereunder to foreclose or otherwise realize on any collateral that may be securing a Loan, the Servicer confirms that, should any such foreclosure be undertaken, the Servicer shall use commercially reasonable efforts to ensure that the Servicer, its personnel, any subservicers and any agents retained by the Servicer or any subservicers, including, but not limited to, law firms and attorneys, are in full compliance with those state and local, and any other applicable laws, rules, regulations and ordinances in connection with any such foreclosures and other actions taken with respect to foreclosed properties or tenants of such properties on behalf of the Co-Issuers, the Loan Trustees and the Indenture Trustee.

(j) The Servicer shall make interest rate adjustments for each Loan in compliance with the requirements of the related mortgage and Note. The Servicer shall execute and deliver any notices required by each mortgage and Note regarding such interest rate adjustments.

(k) The Servicer shall, as soon as practicable but no later than May 8, 2013, determine whether the actual Adjusted Loan Principal Balance as of the Cut-Off Date was less than $3,841,604,723 and shall promptly inform the Sellers, the Co-Issuers, the Loan Trustee, the Indenture Trustee and the Paying Agent of the amount of any capital contributions that need to be funded under the Loan Purchase Agreements on account of such shortfall.

SECTION 2.02 Servicing Compensation.

(a) In consideration of its servicing activities hereunder, the Servicer shall be entitled to receive the Servicing Fee (as defined below) which shall be payable at the times and in the manner set forth in the Indenture. The “Servicing Fee” for any Payment Date shall be an amount equal to the sum of the following applicable amounts for each Loan:

(i) prior to the Servicing Transfer Completion Date, for each Loan that is not a Serviced Loan as of the beginning of the applicable Collection Period, an amount equal to (A) for the Payment Dates in respect of the first and second Collection Periods, $1.66, (B) for the Payment Dates in respect of the third and fourth Collection Periods, $2.50 and (C) for any Payment Date with respect to any Collection Period thereafter (but prior to the Servicing Transfer Completion Date), $3.33; or

(ii) (A) until the Payment Date that is three years from the date of the Servicing Transfer Completion Date, for each Loan that is a Serviced Loan as of the beginning of the applicable Collection Period, an amount equal to the product of (x) 2.25% (i.e., 0.0225), multiplied by (y) the aggregate Loan Principal Balance of such Serviced Loan as of the first day of the related Collection Period, multiplied by (z) one-twelfth; and

(B) thereafter, for each Loan that is a Serviced Loan as of the beginning of the applicable Collection Period, an amount equal to the product of (x) 2.50% (i.e., 0.025), multiplied by (y) the aggregate Loan Principal Balance of such Serviced Loan as of the first day of the related Collection Period, multiplied by (z) one-twelfth;

provided that from and after the Servicing Transfer Completion Date, the minimum monthly Servicing Fee shall be $250,000.

(b) On the Payment Date related to the Collection Period in which the Servicing Transfer Completion Date occurs, the Servicer shall be entitled to receive a one-time set up fee for loan onboarding in an amount equal to $625,000 which shall be paid to the Servicer in accordance with the priority of payments in Section 8.06 of the Indenture.

(c) Subject to the Servicer’s right to receive the payments and reimbursements described herein (including any of the subsections of this Section 2.02 above), the Servicer shall be required to pay all fees, costs and expenses, including the reasonable fees and disbursements of attorneys, independent accountants and all other fees, costs and expenses incurred by the Servicer in connection with its activities hereunder, including, without limitation, any fees payable to any Subservicer or any other Person performing any of the Servicer’s duties and obligations hereunder. The Servicer shall be required to pay such fees, costs and expenses (to the extent not subject to the Servicer’s right to receive the payments and reimbursements described herein (including any of the subsections of this Section 2.02)) for its own account and such fees, costs and expenses shall not be allocable to the Trust Estate.

SECTION 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer and any Successor Servicer by its appointment hereunder hereby makes, with respect to itself only, on the Closing Date (or on the date of the appointment of such Successor Servicer), the following representations, warranties and covenants on which the Co-Issuers and the Loan Trustees shall be deemed to rely in entering into this Servicing Agreement:

(a) Organization. It is an organization validly existing and in good standing under the laws of, and is duly qualified to do business in, the jurisdiction of its incorporation or organization and has, in all material respects, full power and authority to own its properties and conduct its consumer loan business as presently owned or conducted, and to execute, deliver and perform its obligations under this Servicing Agreement and each other Transaction Document to which it is a party.

(b) Due Qualification. It is in good standing and duly qualified to do business (or is exempt from such requirements) and (i) the Servicer has obtained all necessary licenses and approvals in each jurisdiction in which it is performing the primary servicing function for any of the Loans under this Servicing Agreement or (ii) each Subservicer has obtained all necessary licenses and approvals in each jurisdiction in which such Subservicer is performing the primary servicing function for any of the Loans under this Servicing Agreement, except where the failure to so qualify or obtain licenses or approvals would not have an Adverse Effect.

(c) Due Authorization. The execution, delivery, and performance by it of this Servicing Agreement and the other agreements and instruments executed and delivered by it as contemplated hereby, have been duly authorized it by all necessary action on the part of such party.

(d) Binding Obligation. This Servicing Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Conflict. The execution and delivery of this Servicing Agreement and each Transaction Document to which it is a party by it, and the performance by it of the transactions contemplated by this Servicing Agreement and the fulfillment by it of the terms hereof and thereof applicable to such party, will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound.

(f) No Violation. The execution and delivery by it of this Servicing Agreement and each other Transaction Document to which it is a party, the performance by it of the transactions contemplated by this Servicing Agreement and each other Transaction Document to which it is a party and the fulfillment by it of the terms hereof and thereof applicable to such party will not conflict with or violate any Requirements of Law applicable to such party.

(g) No Proceedings. There are no Proceedings or investigations pending against it before any Governmental Authority or, to the best of its knowledge, threatened, seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement or seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by it of its obligations under this Servicing Agreement and the other Transaction Documents to which it is a party.

(h) Compliance with Requirements of Law; Credit and Collection Policy. It shall duly satisfy all obligations on its part to be fulfilled hereunder or in connection with each Loan and will maintain in effect all qualifications required under the Servicing Standard in order to service each Loan in accordance with the Servicing Standard.

(i) No Modification, Rescission or Cancellation. It shall not permit any material amendment, waiver, modification, rescission or cancellation of any Loan, except in accordance in all material respects with this Servicing Agreement, the Servicing Standard, or as ordered by a court of competent jurisdiction or other Governmental Authority.

(j) Protection of Rights. It shall take no action which, nor omit to take any action the omission of which, would impair, in any material respect, the rights of any Co-Issuer, any Loan Trustee or the Indenture Trustee in any Loan, nor shall it reschedule, revise or defer payments due on any Loan, except in each case in accordance in all material respects with this Servicing Agreement and the Servicing Standard provided, however, that Servicer shall not be obligated to foreclose or otherwise enforce a collateral security interest on any Loan nor, with respect to any PHL Loan, to monitor the delinquency status of real estate taxes or hazard or flood insurance premiums on mortgage properties or monitor the lien status of any mortgage securing a PHL Loan.

(k) Credit and Collection Policy. It shall not, and shall not permit any Subservicer to, amend, modify, waive or supplement the Credit and Collection Policy in any manner that could reasonably be expected to result in an Adverse Effect.

(l) Further Assurances. It shall do and perform, from time to time, such acts as are within its power and authority as the Servicer, as applicable, to maintain the perfection and priority of the security interests in the Loans under the Loan Purchase Agreements, such costs to be borne by the Co-Issuers.

(m) As of the Servicing Transfer Date for any Loan, the Servicer will have and will thereafter maintain the facilities, adequate staffing and experienced personnel and procedures necessary for the sound servicing of such Loans.

In the event any of the representations, warranties or covenants of the Servicer contained in paragraphs (h), (i), or (j) of this Section 2.03 with respect to any Loan is breached, which breach materially adversely affects the interests of the Noteholders, and is not cured within thirty (30) days (the “Cure Period”) from the date on which the Servicer discovered such breach or the Servicer is notified by any Co-Issuer, any Loan Trustee, the Indenture Trustee, the Paying Agent of such breach, then any Loan or Loans to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds not later than the Payment Date immediately following the related Collection Period in which such Cure Period expired in an amount equal to the product of (x) the Applicable Purchase Percentage times (y) the Loan Principal Balance of the affected Loans as of such date.

Upon each such deposit into the Collection Account by the Servicer, the applicable Co-Issuer and its Loan Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of such Co- Issuer and Loan Trustee in and to such Loans, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. Such Co-Issuer and Loan Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Loans pursuant to this Section 2.03 but only upon receipt of an Officer’s Certificate of the Servicer that states that all conditions set forth in this Section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Loans, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy available to the Co-Issuers and the Loan Trustees with respect to a breach of such representations, warranties and covenants, except as provided in Section 4.04.

SECTION 2.04 Adjustments. If (i) the Servicer or any Subservicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer or such Subservicer in the form of a check or other payment which is not honored or is reversed for any reason or (ii) the Servicer or any Subservicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer or such Subservicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored or reversed payment or mistake. Any such adjustment shall be reflected in the records of the Servicer or the applicable Subservicer with respect to such Loan.

SECTION 2.05 Back-up Servicing Agreement. The Servicer shall comply with its obligations set forth under the Back-up Servicing Agreement.

SECTION 2.06 Monthly Servicer Report. Not later than the twenty-seventh (27th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, the Servicer shall deliver to each Co-Issuer, the Loan Trustees, the Back-up Servicer, the Paying Agent and the Indenture Trustee the Monthly Servicer Report with respect to the prior Collection Period; provided, that if, during the Interim Servicing Period, the Servicer has not received from the Interim Servicer the monthly report contemplated by Exhibit B-2 to the Interim Servicing Agreement at least two (2) Business Days prior to such twenty-seventh (27th) day, the Servicer may postpone delivery of the Monthly Servicer Report to the earlier of (x) the second (2nd) Business Day following its receipt of such monthly report and (y) the last Business Day of such calendar month.

SECTION 2.07 Annual Compliance Certificate. The Servicer shall deliver to the Co-Issuers, the Loan Trustees, the Back-up Servicer and the Indenture Trustee on or before April 30 of each calendar year, beginning with April 30, 2014, an Officer’s Certificate substantially in the form of Exhibit A hereto, together with an agreed upon procedures letter delivered by an independent provider with respect to the Servicer’s activities under the Transaction Documents.

SECTION 2.08 Copies of Reports Available. A copy of each Monthly Servicer Report and Officer’s Certificate provided pursuant to Section 2.06 or 2.07, respectively, may be obtained by any Noteholder in the manner prescribed under Section 8.09 of the Indenture.

SECTION 2.09 Notices to Springleaf. In the event that Springleaf is no longer acting as Servicer, any Successor Servicer shall deliver to Springleaf each Monthly Servicer Report, Officer’s Certificate and report required to be provided thereafter pursuant to Section 2.06, 2.07 or 2.08.

SECTION 2.10 Subservicers.

(a) Servicer may appoint one or more of its Affiliates as subservicers (each a “Subservicer”) to perform any of Servicer’s obligations hereunder from time to time in its sole discretion; provided that, such servicing arrangement and the term of the related subservicing agreement (if any) must provide for the servicing of the Loans in a manner consistent with the servicing arrangements contemplated hereunder.

(b) The Servicer shall be entitled to terminate the subservicing of the Loans by any Subservicer so appointed at any time in its sole discretion. Notwithstanding anything else to the contrary contained herein, all rights and obligations of any Subservicer so appointed shall terminate upon the occurrence of a Successor Servicing Transfer Date.

(c) Each Subservicer shall be entitled to compensation for its services as a Subservicer as agreed to by the Servicer and such Subservicer provided that (i) the Servicer will be solely responsible for any subservicing fees payable to the Subservicer in respect of its servicing activities with respect to the Loans and the Co-Issuers will not be required to pay any such fees to any Subservicer and (ii) no subservicing arrangement shall result in an increase of the Servicing Fee payable to the Servicer.

(d) Notwithstanding the appointment of the Subservicers for any such servicing and administration of the related Loans or any other purpose hereunder, the Servicer shall remain obligated and solely liable to the Co-Issuers, the Loan Trustees, the Indenture Trustee, the Paying Agent and the Noteholders for the servicing and administering of the Loans in accordance in all material respects with the provisions of this Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing arrangement to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans.

SECTION 2.11 Servicing Transfer.

(a) The Servicer hereby agrees that it will use commercially reasonable efforts to effectuate the Servicing Transfer to the Servicer, or its designee, within the time frame contemplated under the terms of the Interim Servicing Agreement and the Servicing Transfer Timeline.

(b) The Servicer shall conduct an operational test of its servicing system no later than ten (10) days prior to the Servicing Transfer Completion Date to ensure that all necessary updates have been made or shall be made in preparation for the boarding of the Loans to its servicing system for the onboarding of the Loans.

(c) On or prior to the Servicing Transfer Completion Date or as soon as practicable thereafter, the Servicer shall send, or cause to be sent, (i) to each Loan Obligor under a PHL Loan that is identified by the Interim Servicer as being secured by a first lien, such written notices as are required under the Real Estate Settlement Procedures Act and 12 CFR Section 1024.21 to inform such Loan Obligor of the change in servicer from the applicable Interim Servicer to Servicer and (ii) to each other Loan Obligor, a written notice informing such Loan Obligor of the change in servicer from the applicable Interim Servicer to Servicer to the extent provided in Section 3.04(c) of the Interim Servicing Agreement; provided, that the Servicer shall not be required to send such notices with respect to any Loan that, as of the Servicing Transfer Completion Date, is a non-performing Loan or the Loan Obligor of which is subject to an Insolvency Proceeding if the Servicer determines that such notice is not permissible under applicable Requirements of Law or would otherwise interfere with ongoing proceedings to collect such Loan.

(d) For any Loan for which the related Loan Obligor is, as of the Servicing Transfer Completion Date, permitted to write a check to draw upon its line of credit (each, a “Convenience Check”), the Servicer will (or will engage a vendor) to provide the same ability to such Loan Obligor to draw upon such Loan Obligor’s line of credit through Convenience Checks as of the Servicing Transfer Completion Date unless and until such line of credit is either suspended or terminated, at no cost to such Loan Obligor. The Servicer will take all appropriate action that may be necessary to notify the Loan Obligors of any changes to their accounts as soon as practicable on or after the Servicing Transfer Completion Date.

(e) As of the Servicing Transfer Completion Date, all servicing responsibilities with respect to the Loans shall pass to the Servicer and the Interim Servicers shall cease all servicing responsibilities with respect to the Loans and the Servicer shall cause any Collections received from the Interim Servicers or HSBC after such Servicing Transfer Completion Date with respect to the Loans to be transferred to the Collection Account promptly after the Servicer’s receipt of such Collections.

SECTION 2.12 Power of Attorney.

In order to enable the Servicer to more fully perform its duties hereunder, each Co-Issuer and each Loan Trustee hereby affirms that it has made, constituted and appointed, and by these presents does hereby nominate, make, constitute and appoint, the Servicer as such Co-Issuer’s and Loan Trustee’s true and lawful attorney-in-fact and in such Co-Issuer or Loan Trustee’s name, place and stead, to perform any and all acts which may be necessary or appropriate to enable the Servicer to service and administer the Serviced Loans on the terms and conditions set forth herein, such authorized power to include but not be limited to the following powers:

FIRST: To prepare, execute, deliver and record any and all deeds, assignments, endorsements and other instruments of conveyance or assignment, and any and all instruments of modification, amendment, assumption, renewal, extension, termination, release, conveyance, reconveyance, satisfaction or cancellation, or of partial or full release or discharge, and any and all other comparable or related instruments with respect to the Loans, any underlying property or properties securing a Loan (the “Collateral”), and/or any Collateral acquired by the Servicer through foreclosure, deed- in-lieu of foreclosure, abandonment, reclamation from bankruptcy or otherwise following a default on the related Loan, including any such assignments, conveyances and other instruments of any Loan as permitted under the Servicing Agreement and the Indenture;

SECOND: To agree and to contract with any person, in any manner and upon terms and conditions deemed, in the sole discretion of said attorney-in-fact, necessary or appropriate for the accomplishment of any such modification, amendment, assumption, renewal, extension, termination, release, conveyance, reconveyance, satisfaction or cancellation of any Loans, Collateral and/or property received in furtherance of any of the transactions contemplated by the foregoing;

THIRD: To endorse, sign, deliver and deposit any and all checks, drafts or instruments of deposits issued by obligors, insurance companies or vendors to the extent that the same represent funds paid on any Loans or proceeds of any Loan or any Collateral;

FOURTH: To commence any legal proceeding on behalf of the Company to enforce a Loan or foreclose on any Collateral;

FIFTH: To perform any and all acts of any kind or nature whatsoever as the Servicer may deem necessary or desirable to effect the satisfaction, cancellation, assignment, release or discharge of any Loans, together with any liens and security interests securing same, that the Servicer has determined to have been paid in full;

SEVENTH: To execute and deliver any and all financing statements, continuation statements and other documents or instruments necessary to maintain any lien created by the mortgage, deed of trust or other instrument creating a lien on any Collateral; and

EIGHTH: To do and perform any and every act necessary, requisite or proper in connection with the foregoing and with the exercise of the Servicer’s obligations under this Servicing Agreement;

in each of the foregoing cases, with full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom said attorney-in-fact shall select. The foregoing powers are coupled with an interest and shall be irrevocable so long as this Servicing Agreement remains in effect and shall run in favor of any Successor Servicer. Each Co-Issuer and each Loan Trustee hereby further agrees that any third party receiving a duly executed copy or facsimile of this Servicing Agreement, together with a statement from the Servicer that it is entitled to exercise this power of attorney on behalf of such Co-Issuer or Loan Trustee as described above, may rely on such power, and that any subsequent notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be ineffective as to such third party. Each Co-Issuer and each Loan Trustee further agrees to execute any separate power of attorney reaffirming the powers set forth herein as the Servicer may reasonably request in connection with any exercise of the Servicer’s powers and obligations under this Servicing Agreement.

[END OF ARTICLE II]

ARTICLE III

Collections and Allocations

SECTION 3.01 Collections and Allocations.

(a) The Servicer shall comply with its obligations in Article VIII of the Indenture.

(b) The Servicer shall cause each Subservicer to deliver any Collections received by such Subservicer to the Servicer for deposit into the Collection Account as promptly as possible on or after the date of receipt of such Collections by such Subservicer, provided that, the Servicer shall remit any Collections it receives that it is not entitled to retain for its own account hereunder to the Collection Account no later than the second (2nd) Business Day following its date of processing of such amounts; provided that (i) on account of boarding and other transition activity immediately following the Servicing Transfer Completion Date, the Servicer may have up. to ten (10) Business Days following the date of processing to deposit Collections in the Collection Account for Collections received by the Servicer during the ten (10) Business Day period immediately following the Servicing Transfer Completion Date; and (ii) if (y) no Servicer Default has occurred and is continuing and (z) the Servicer maintains a long term rating of “A” or higher and a short term rating of “A-1” or higher from S&P and the other requirements set forth in Section 8.03 of the Indenture are satisfied, the Servicer need not make the deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 11:00 a.m., New York City time, on the Business Day preceding each Payment Date in an amount equal to the Collections received during the related Collection Period.

(c) For the avoidance of doubt, Servicer Collection Charges and Credit Insurance Fees do not constitute Collections and are not required to be remitted to the Collection Account.

[END OF ARTICLE III]

ARTICLE IV

Other Matters Relating to the Servicer

SECTION 4.01 Reserved.

SECTION 4.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall keep in full force and effect its existence and rights as a corporation and shall obtain and preserve its qualification to do business in all jurisdictions in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement or any of the Loans, and to enable the Servicer to perform its duties under this Servicing Agreement. The Servicer shall not consolidate with or merge into any other corporation, limited partnership, limited liability company or other entity or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the entity formed by such consolidation or into which the Servicer is merged (in each case, if other than the Servicer) or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer (after giving effect to such consolidation, merger or transfer) and (ii) if the Servicer is not the surviving Person, such surviving Person shall expressly assume, by a written agreement supplemental hereto, executed and delivered to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee, in a form reasonably satisfactory to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder and under each other Transaction Document to which it is a party; and

(b) the Servicer or the surviving Person of such consolidation or merger or Person which acquires the properties and assets of the Servicer has delivered to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee (A) an Officer’s Certificate of the Servicer or such entity, as applicable, stating that such consolidation, merger, conveyance, transfer or sale complies with this Section 4.02 (provided that the Opinion of Counsel need not include an opinion as to compliance with clause (a)(i) above), and (B) an Officer’s Certificate of the Servicer or such entity, as applicable, and an Opinion of Counsel each stating that such supplemental agreement described in clause (a) is a valid and binding obligation of such surviving or transferee Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity.

Upon any such merger, consolidation or transfer of all or substantially all of the assets of the Servicer in accordance with this Section 4.02, the surviving or transferee Person shall be the successor to and substituted for the Servicer for all purposes under this Servicing Agreement.

SECTION 4.03 Limitation on Liability of the Servicer and Others.

(a) Except as provided in Section 4.04, neither the Servicer nor any of the directors, officers, partners, members, managers, employees, Subservicers or agents of the

Servicer in its capacity as Servicer shall be under any liability to any Co-Issuer, any Loan Trustee, the Indenture Trustee, the Paying Agent, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer in accordance with this Servicing Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against contractual liability under this Servicing Agreement for any breach of warranties or representations made herein, or any failure to perform any express contractual duties set forth herein, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and its duties hereunder. The Servicer and any director, officer, employee, partner, member or manager or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Servicing Agreement and which in its reasonable judgment may involve it in any material expense or liability. In furtherance of its obligations hereunder, the Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Co-Issuers and the Noteholders with respect to this Servicing Agreement and the rights and duties of the parties hereto and the interests of the Co-Issuers and the Noteholders hereunder.

SECTION 4.04 Servicer Indemnification of the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee. Subject to Section 4.03, the Servicer shall indemnify and hold harmless each Co-Issuer, each Loan Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto, the Paying Agent, each Seller and their respective directors, officers, employees, partners, members or managers and agents (each, an “Indemnified Person”) from and against any and all loss, liability, claim, action, suit, cost, expense, damage or injury, of any kind and nature whatsoever, including any judgment, award, settlement, fines, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, Proceeding, investigation or claim (any of the foregoing, “Losses”) suffered or sustained by any of them by reason of any acts or omissions of the Servicer (including any Losses arising from misuse or negligence with respect to Documents Provided to Servicer that are indemnified pursuant to Section 2.01(b)(iii)) which are in breach of this Servicing Agreement or which arise by reason of willful misfeasance, bad faith or gross negligence in the Servicer’s performance of its duties or by reason of reckless disregard of its obligations and its duties hereunder; provided that the Servicer shall not be obligated to indemnify any such Indemnified Person for any Losses that arise from the gross negligence or willful misconduct of such Indemnified Person or its affiliates, directors, officers, employees, partners, members, managers or agents. Notwithstanding anything to the contrary herein, the Servicer shall not in any event be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 4.05 Resignation of the Servicer.

(a) The Servicer shall not resign from or, subject to Section 4.05(b) below, assign, the obligations and duties hereby imposed on it except upon a determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel, at its own expense, to such effect delivered to the Co-Issuers, the Loan Trustees and the Indenture Trustee. No resignation shall become effective until a Successor Servicer (which shall be the Back-up Servicer unless the Back-up Servicer is the resigning Servicer) or the Indenture Trustee shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 5.02 hereof, subject, in the case of an assumption by the Back-up Servicer, to the provisions of the Back-up Servicing Agreement. If within one hundred twenty (120) days of the date of the determination that the Servicer may no longer act as Servicer as described above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.

(b) Notwithstanding anything in this Servicing Agreement to the contrary, the Servicer may assign (which assignment shall not constitute a resignation for purposes of the foregoing clause (a)) part or all of its obligations and duties as Servicer under this Servicing Agreement to an Affiliate of the Servicer so long as: (v) such entity shall be an Eligible Servicer as of the date of such assignment; (w) such surviving Person shall expressly assume, by a written agreement supplemental hereto, executed and delivered to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee, in a form reasonably satisfactory to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee, the performance of every covenant and obligation of the Servicer assigned to it; (x) the Servicer shall have reasonably determined, as evidenced by an Officer’s Certificate of the Servicer delivered to the Indenture Trustee and the Loan Trustees, that such assignment will not materially adversely affect the interests of the Noteholders; (y) the Servicer shall have caused such assignee to deliver to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee an Officer’s Certificate of such Affiliate and an Opinion of Counsel, each stating that such supplemental agreement described in clause (w) is a valid and binding obligation of such Affiliate enforceable against such Affiliate in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity; and (z) the Servicer shall have delivered an Opinion of Counsel (i) stating that the assignment is permitted in accordance with the terms of this Section 4.05 and (ii) if such assignment is made to any entity other than Springleaf Finance Corporation, confirming (based on reasonable assumptions) that such assignment will not materially adversely affect the interests of the Noteholders.

SECTION 4.06 Access to Certain Documentation and Information Regarding the Loans. The Servicer shall provide to each Co-Issuer (including any regulatory agency having or claiming to have authority over any Co-Issuer), each Loan Trustee, the Paying Agent or the Indenture Trustee, as applicable, access to the documentation regarding the Loans, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of any Co-Issuer, any Loan Trustee, the Paying Agent, the Indenture Trustee or the Servicer to observe any Requirements of Law prohibiting disclosure of information regarding the Loan Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.07 Delegation of Duties. In the ordinary course of business (and subject to the standard of care set forth in Section 2.01), the Servicer may at any time delegate its duties hereunder with respect to the Loans to any Person (including the Subservicers) that agrees to conduct such duties in accordance with the Servicing Standard and this Servicing Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 4.05.

SECTION 4.08 Examination of Records. The Servicer shall make such notations in its computer files or other records that it reasonably deems appropriate to make manifest that the Loans have been conveyed to the Co-Issuers and their related Loan Trustees. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such loan is not, and does not include, a Loan. Upon such examination and conclusion that such loan is not, and does not include, a Loan, the Servicer shall be free to sell, transfer or otherwise assign such loan.

SECTION 4.09 Insurance. The Servicer will maintain in full force and effect (a) an adequate errors and omissions insurance policy and (b) such other insurance coverage, by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business against loss or damage of a kind customarily insured against by such organizations.

[END OF ARTICLE IV]

ARTICLE V

Defaults

SECTION 5.01 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit by the date such payment, transfer or deposit or instruction or notice is required to be made under the terms of this Servicing Agreement or the Indenture, and which continues unremedied for a period of five (5) Business Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given by registered or certified mail to the Servicer by any Co-Issuer, any Loan Trustee, the Paying Agent or the Indenture Trustee, or to the Servicer, any Co-Issuer, any Loan Trustee, the Paying Agent and the Indenture Trustee by the Required Noteholders; or

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement or the Indenture, which failure has a material adverse effect on the interests of the Noteholders (as determined by the Required Noteholders), and which continues unremedied for a period of sixty (60) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given by registered or certified mail to the Servicer by any Co-Issuer, any Loan Trustee, the Paying Agent or the Indenture Trustee, or to the Servicer, any Co-Issuer, any Loan Trustee, the Paying Agent and the Indenture Trustee by the Required Noteholders; or

(c) any representation, warranty or certification made by the Servicer in this Servicing Agreement or the Indenture or in any certificate delivered pursuant to this Servicing Agreement or the Indenture shall prove to have been incorrect in any material respect when made or deemed made, and such failure has a material adverse effect on the interests of the Noteholders (as determined by the Required Noteholders), and which continues unremedied for a period of thirty (30) days after the date on which a notice specifying such incorrect representation or warranty and requiring the same to be remedied, shall have been given by registered or certified mail to the Servicer by any Co-Issuer, any Loan Trustee, the Paying Agent or the Indenture Trustee, or to the Servicer, any Co-Issuer, any Loan Trustee, the Paying Agent and the Indenture Trustee by the Required Holders; or

(d) an Insolvency Event shall occur with respect to the Servicer;

then, in the event of any Servicer Default, so long as a Servicer Default is continuing, the Indenture Trustee may (and upon the written direction of the Required Noteholders shall), by notice then given to the Servicer, the Co-Issuers, the Loan Trustees, the Paying Agent and the Back-up Servicer (a “Termination Notice”), terminate all of the rights and obligations of the Servicer as Servicer under this Servicing Agreement and the Indenture. The existence of a Servicer Default may be waived with the consent of the Required Noteholders.

After receipt by the Servicer of a Termination Notice, and effective on the date on which the Successor Servicer assumes the servicing obligations hereunder, all authority and power of the Servicer under this Servicing Agreement shall pass to and be vested in the Successor Servicer (a “Successor Servicing Transfer”) appointed by the Indenture Trustee pursuant to Section 5.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate promptly) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Successor Servicing Transfer. Notwithstanding the receipt of the Servicer of a Termination Notice, the terminated Servicer shall, as provided in Section 5.02(a), continue to be bound to perform as Servicer in accordance with the terms of this Servicing Agreement until the Successor Servicer has assumed such servicing obligations. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder and (ii) transferring all duties and obligations of the Servicer hereunder to such Successor Servicer, including the transfer to such Successor Servicer of all authority of the Servicer to service and administer the Loans provided for under this Servicing Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Loans, and in assisting the Successor Servicer. The Servicer shall work with the Successor Servicer to transfer to the Successor Servicer all its electronic records relating to the Loans, together with all other records, correspondence and documents necessary for the continued servicing and administration of the Loans in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that a Servicer Default gives rise to the Successor Servicing Transfer, the predecessor Servicer shall be responsible for all reasonable expenses incurred in transferring the servicing duties to the Successor Servicer; provided that Servicer shall be entitled to be reimbursed for all amounts to which Servicer is entitled pursuant to Section 2.02, and any other amounts owed to Servicer under this Servicing Agreement as of such termination date. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential or give the Successor Servicer access to software or other intellectual property, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. If, following the expiration of the sixty (60)-day period in the case of a delay or failure of performance described in paragraph (b) above or the thirty (30)-day period in the case of a delay or failure of performance described in paragraph (c) above, the applicable delay or failure of performance remains outstanding but the Servicer continues to work diligently to remedy such delay or failure of performance, then Servicer shall have an additional thirty (30) days upon notice from the Servicer to the Indenture Trustee to attempt to recommence performance. If performance has not substantially resumed after such additional thirty (30) day period, then the Indenture Trustee may terminate the Servicer by written notice to the Servicer. Such notice shall specify the event upon which the termination is based. Termination under this paragraph shall be effective immediately upon delivery of the notice. Servicer shall not have any liability to any party as a consequence of any such termination, other than with respect to obligations accrued and unperformed as of the date of termination. The preceding sentences shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Indenture and the Servicer shall provide the Indenture Trustee and the Co-Issuers with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so far to perform its obligations.

SECTION 5.02 Indenture Trustee to Act; Appointment of Successor.

(a) On and after the receipt or delivery by the Servicer of a Termination Notice pursuant to Section 5.01, the Servicer shall continue to perform all servicing functions under this Servicing Agreement, and shall be entitled to the related Servicing Fees and other amounts to which it is entitled in connection therewith, until the earlier of the (i) date specified on the Termination Notice or otherwise specified by the Indenture Trustee and (ii) the Successor Servicing Transfer Date. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer (which shall be the Back-up Servicer unless the Back-up Servicer is then acting as the Servicer) as a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 2.01(b) and Section 4.07. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (other than in the case of the Back-up Servicer, any such responsibility, duty or liability that it is not required to assume under the terms of the Back-up Servicing Agreement), and all references in this Servicing Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

Within five (5) Business Days after the Servicer becomes aware of any uncured Servicer Default, the Servicer shall give notice thereof to the Co-Issuers, the Loan Trustees, the Paying Agent and the Indenture Trustee. Within five (5) Business Days after any Co-Issuer, any Loan Trustee, the Paying Agent or Indenture Trustee becomes aware of any uncured Event of Default under the Indenture that is continuing and reasonably could be expected to have a material adverse effect on Servicer’s ability to perform its obligations hereunder, such Co-Issuer, Loan Trustee, the Paying Agent or the Indenture Trustee, as applicable, shall give notice thereof to the Servicer. Upon any termination or appointment of a Successor Servicer pursuant to this

Article V, the Indenture Trustee shall give prompt notice thereof to the Noteholders. Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Co-Issuers, Loan Trustees, the Paying Agent and the Indenture Trustee (if the Indenture Trustee is not the Successor Servicer) an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Servicing Agreement and the Indenture.

[END OF ARTICLE V]

ARTICLE VI

Termination

SECTION 6.01 Termination of Agreement as to Servicing. Unless earlier terminated as contemplated herein, all rights of the Indenture Trustee, the Paying Agent and the Noteholders set forth herein, and all the respective obligations and responsibilities hereunder of the Co-Issuers, the Loan Trustees and the Servicer to the Paying Agent, shall terminate on the date of the later of the repayment or satisfaction of the Notes and the termination of the Indenture. Such partial termination shall be automatic, without any required action of the Indenture Trustee, the Paying Agent, any Co-Issuer, any Loan Trustee or any Noteholder. From and after any such partial termination, this Servicing Agreement shall continue in effect with respect to the respective rights, obligations and responsibilities of the Co-Issuers, the Loan Trustees and the Servicer to each other until the earlier of (i) such time as all of the Loans have been collected in full or been charged-off as uncollectible and (ii) the date on which none of the Co-Issuers or the Loan Trustees continue to own any Loans, at which time the appointment of the Servicer under this Servicing Agreement and the respective obligations and responsibilities under this Servicing Agreement of all such parties hereto shall terminate automatically, without any required action on the part of any such party, except with respect to the obligations described in Section 7.06 which will survive such termination

SECTION 6.02 Optional Purchase. On any day occurring on or after the date on which the principal balance of the Outstanding Notes is reduced to 20% or less of the principal balance of the Outstanding Notes as of the Closing Date (subject to the consent of the members of the Sellers), the Servicer shall have the option to purchase all of the Loans at a purchase price equal to the Asset Redemption Price in accordance with Section 8.07(b) of the Indenture. If the Servicer elects to exercise such option, it shall comply with all applicable conditions set forth in the Indenture. Upon proper exercise of such option and payment of the Asset Redemption Price, all or the applicable portion of the Loans to be sold in such optional purchase shall be sold to the Servicer at a price equal to the related Asset Redemption Price. The proceeds of any such optional purchase shall be applied to the Notes in accordance with the provisions for the redemption of such Notes on such date as set forth in the Indenture.

[END OF ARTICLE VI]

ARTICLE VII

Miscellaneous Provisions

SECTION 7.01 Amendment; Waiver of Past Defaults; Assignment.

(a) This Servicing Agreement may be amended from time to time by the Servicer, the Co-Issuers and the Loan Trustee, by a written instrument signed by each of them, but without consent of any of the Noteholders (i) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or (ii) as may be necessary or advisable in order to avoid the imposition of any withholding taxes or state or local income or franchise taxes imposed on any Co-Issuer’s property or its income; provided, however, that such action shall not adversely affect in any material respect the interest of any of the Noteholders or Loan Trustees as evidenced by an Officer’s Certificate of each Co-Issuer to such effect delivered to the Indenture Trustee and the Loan Trustees. Additionally, this Servicing Agreement may be amended from time to time by the Servicer, the Co-Issuers and the Loan Trustees, by a written instrument signed by each of them, but without consent of any of the Noteholders, provided, however, that the party requesting such amendment shall, at its own expense, provide the Indenture Trustee with an Opinion of Counsel and an Officer’s Certificate each stating that such amendment: (i) will not materially adversely affect the interests of the Noteholders and (ii) is permitted by this Servicing Agreement.

(b) This Servicing Agreement may also be amended from time to time by the Servicer, the Co-Issuers and the Loan Trustees, with the consent of the Required Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall directly or indirectly (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Co-Issuers shall furnish a copy of such amendment to the Indenture Trustee and each Noteholder.

(d) It shall not be necessary for the consent of Noteholders under this Section 7.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) The Required Noteholders may, on behalf of all Noteholders, waive any default by any Co-Issuer or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed (which such default may only be waived by 100% of the affected Noteholders). Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(f) Each Loan Trustee may, but shall not be obligated to, enter into any such amendment which affects such Loan Trustee’s rights, duties, benefits, protections, privileges or immunities under this Servicing Agreement or otherwise. In connection with the execution of any amendment hereunder, each Loan Trustee shall be entitled to receive an Opinion of Counsel, at the expense of the party requesting such amendment, to the effect that such amendment is permitted under the terms of this Servicing Agreement.

(g) This Servicing Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Co-Issuers and the Loan Trustees and their respective successors and assigns. Except as contemplated in Section 4.02 and Section 4.05, no party to this Servicing Agreement may assign any interest in this Servicing Agreement, except that (i) any Co-Issuer may assign its interest in this Servicing Agreement to the Indenture Trustee under the Indenture and (ii) any party may assign its interest in this Agreement to any other Person if (A) at least ten days prior to the assignment notice is given to each other party hereto, and (B) each other party gives its prior written consent to the assignment.

SECTION 7.02 GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.03 Notices.

All demands, notices, instructions, directions and communications under this Servicing Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified or registered mail, return receipt requested, or delivered by nationally recognized overnight courier or sent by facsimile transmission.

(a) in the case of the Servicer, to:

Springleaf Finance, Inc.

601 NW Second Street

Evansville, Indiana 47708

Attention: General Counsel

Telephone: (812) 468-5502

Facsimile: (812) 468-5396

(b) in the case of any Co-Issuer, to:

Springleaf Finance, Inc.

601 N.W. Second Street

Evansville, IN 47708

Facsimile: (812)468-5042

Attention: John Anderson, Head of Capital Markets

E-mail: iohn.anderson@slfs.com

and

Springleaf Finance, Inc.

601 N.W. Second Street

Evansville, IN 47708

Facsimile: (812) 468-5396

Attention: Scott D. McKinlay, Senior Vice President and General Counsel

E-mail: scott.mckinlay@slfs.com

and

Newcastle Investment Corp.

c/o Fortress Investment Group

1345 Avenue of the Americas

New York, New York 10105

Facsimile: (212) 798-6060

Attention: Brian Sigman, Chief Financial Officer

Email: Bsigman@fortress.com

and

Newcastle Investment Corp

c/o Fortress Investment Group

1345 Avenue of the Americas

New York, New York 10105

Facsimile: (212)798-6060

Attention: Jay Strauss

Email: istrauss@fortress.com

(c) in the case of any Loan Trustee, to:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Department

Telephone: (302) 636-6372

Facsimile: (302) 636-4140

(d) in the case of the Indenture Trustee, to:

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3D

St. Paul, Minnesota 55107-2232

Attn: Structured Finance/Springcastle 2013-A;

Telephone: (651)466-5049

Facsimile: (651) 466-7363

(e) in the case of the Paying Agent:

Wells Fargo Bank, N.A.

Corporate Trust Services/Structured Products Services

Sixth and Marquette Ave.

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Marianna Stershic

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

(f) in the case of the Back-up Servicer, to:

Wells Fargo Bank, N.A.

Corporate Trust Services

Sixth and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Marianna Stershic

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

(g) to any other Person as specified in the Indenture; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of the remaining provisions.

SECTION 7.05 Further Assurances. Each Co-Issuer, Loan Trustee and the Servicer agree to do and perform, from time to time, any and all acts and to authorize or execute any and all further instruments required or reasonably requested by any other party hereto in order to more fully to effect the purposes of this Servicing Agreement.

SECTION 7.06 Nonpetition Covenant. Notwithstanding any prior termination of this Servicing Agreement, the Servicer shall not, prior to the date which is one year and one day (or any longer preference period) after the termination of this Servicing Agreement, acquiesce in or petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against any Co-Issuer under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Co-Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of and Co-Issuer.

SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Co-Issuer, the Servicer, any Loan Trustee, the Noteholders, the Paying Agent or the Indenture Trustee, any right, remedy, power or privilege under this Servicing Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Servicing Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Servicing Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 7.08 Counterparts. This Servicing Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 7.09 Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Indenture Trustee and the Paying Agent and their respective successors and permitted assigns. Each of the Backup Servicer, the Indenture Trustee, the Paying Agent and, for purposes of Sections 4.04 and 6.02 hereof, each of the Sellers, is a third-party beneficiary to this Servicing Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. Except as otherwise expressly provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement. This Servicing Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 7.12 Limitation of Liability of Loan Trustees. It is expressly understood and agreed by the parties hereto that (a) this Servicing Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of legal title to the Loans, in the exercise of the powers and authority conferred and vested in it under the Loan Trust Agreements and (b) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of any Co-Issuer or Loan Trustee, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any Co-Issuer or Loan Trustee under this Servicing Agreement,

SECTION 7.13 Survival. Sections 1.01, 2.01, 2.02, 2.03, 2.09, Article IV, Article V, Article VII and Schedule I of this Servicing Agreement shall survive any expiration or termination of this Servicing Agreement, along with any other provision of this Servicing Agreement necessary to interpret any such provision, and any other provisions of this Servicing Agreement related to the servicing of Loans or Servicer’s right to compensation therefor so long as termination assistance services are required to be provided pursuant to Section 5.01.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, the Servicer, each Co-Issuer and each Loan Trustee have caused this Servicing Agreement to be duly executed by their respective officers as of the date first above written.

SPRINGLEAF FINANCE, INC.,
as Servicer

By:
	Name:	John C. Anderson
	Title:	Executive Vice President, Capital Markets

SIGNATURE PAGE TO

SERVICING AGREEMENT

SPRINGCASTLE AMERICA FUNDING, LLC,
as Co-Issuer

By:
	Name:	John C. Anderson
	Title:	President

SPRINGCASTLE CREDIT FUNDING, LLC,
as a Co-Issuer

By:
	Name:	John C. Anderson
	Title:	President

SPRINGCASTLE FINANCE FUNDING, LLC,
as a Co-Issuer

By:
	Name:	John C. Anderson
	Title:	President

SIGNATURE PAGE TO

SERVICING AGREEMENT

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Loan Trustee on behalf of SpringCastle America Funding, LLC

By:
	Name:	Roseline K. Maney
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Loan Trustee on behalf of SpringCastle Credit Funding, LLC

By:
	Name:	Roseline K. Maney
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Loan Trustee on behalf of SpringCastle Finance Funding, LLC

By:
	Name:	Roseline K. Maney
	Title:	Vice President

SIGNATURE PAGE TO

SERVICING AGREEMENT

ACKNOWLEDGED AND AGREED TO AS TO SECTIONS 2.01, 4.05, 4.06, 5.01, 5.02 AND 6.01 BY:

U.S. BANK NATIONAL ASSOCIATION, as
Indenture Trustee

By:
	Name:	John L. Linssen
	Title:	Vice President

SIGNATURE PAGE TO

SERVICING AGREEMENT

ACKNOWLEDGED AND AGREED TO AS TO SECTIONS 2.01, 4.06, 5.01, 5.02 AND 6.01 BY:

WELLS FARGO BANK, N.A., as Paying Agent

By:
	Name:	Marianna C. Stershic
	Title:	Vice President

SIGNATURE PAGE TO

SERVICING AGREEMENT

SCHEDULE I

Required Servicing Protocols

Section 1. Definitions. Capitalized terms used in this Schedule I and not otherwise defined in the Servicing Agreement shall have the following meanings:

“Agency” means HUD, FTC or a State Agency, as applicable.

“Applicable Requirements” means, as of the time of reference, (a) the terms of the Loan Agreement or Note, as applicable, (b) all Requirements of Law applicable to the servicing of or the purchase, sale, enforcement and insuring or guaranty of, or filing of claims in connection with, the related Loans and (c) all Governmental Orders applicable to the servicing rights or the related Loans.

“Bank Regulator” means any federal or state governmental agency or authority charged with the supervision or regulation of banks and their holding companies or mortgage banking (including the Board of Governors of the Federal Reserve System, OCC, FDIC and the Consumer Financial Protection Bureau), which regulates Portfolio Sellers or HSBC Finance Corporation.

“FTC” means the Federal Trade Commission or any successor thereto.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or similar government, governmental or quasi-governmental, regulatory or administrative authority, agency, commission or political sub-division or any court, tribunal or judicial or arbitral body, including any Bank Regulator or Agency.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award issued by or entered into with any Governmental Authority.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, regulatory guidance of general applicability, rule, code, order, requirement or rule of law (including common law and any applicable unclaimed or escheatable property laws).

“Loan Agreement” means a loan repayment agreement, personal credit line account agreement, home equity credit line revolving loan agreement, retail installment sales contract or other loan agreement, credit agreement or other agreement evidencing a debt with respect to a Loan, together with any assignment, extension, endorsement or modification thereof.

“Loss Mitigation” means any loan modification (including trial modification), loss avoidance or reduction, foreclosure alternative or foreclosure prevention effort or process, including pursuant to any federal, state or local program, or proprietary program of a Portfolio Seller or an Interim Servicer, initiated or offered to the related Loan Obligor by a Portfolio Seller or an Interim Servicer with respect to any Loan.

“Note” means, with respect to any Loan, a promissory note or notes or other evidence of debt with respect to such Loan, together with any assignment, reinstatement, extension, endorsement or modification thereof.

“PHL Loan” means a Loan that is a fixed or variable rate personal homeowner closed- end loan or open-end line of credit.

“State Agency” means any state agency or other entity with authority to regulate the mortgage-related activities of a Portfolio Seller or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing or master servicing performed by a Portfolio Seller.

Section 2. Servicing of Loans.

(a) From and after the Servicing Transfer Date for any Loan, the Servicer shall service any such Serviced Loan that is subject to Loss Mitigation in accordance with the terms of any such Loss Mitigation and the Servicing Standard in all material respects. If the applicable Portfolio Seller or the applicable Interim Servicer has commenced any Loss Mitigation process, and such Loss Mitigation process is ongoing as of the initial Servicing Transfer Date for any Loan, the Servicer shall continue such Loss Mitigation process until completion.

(b) From and after the Servicing Transfer Date for any PHL Loan, the Servicer shall:

(i) permit Loan Obligors under any such open-end PHL Loan to cancel and terminate such open-end PHL Loan at any time and adequately disclose to Loan Obligors under any such open-end PHL Loan the procedures required to cancel and terminate such open-end PHL Loan;

(ii) not charge any Loan Obligor a prepayment penalty for prepayment of any such PHL Loan;

(iii) separately identify on each monthly account statement delivered to any Loan Obligor under any such PHL Loan the amount, if any, of monthly credit insurance premium paid by such Loan Obligor in connection with such PHL Loan;

(iv) allocate all interest short amounts with respect to each such PHL Loan into a deferred interest account; disclose any amount of deferred interest and any interest short as of the date of the last payment on each Loan Obligor’s monthly billing statement for

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each such PHL Loan; and allocate interest short with respect to each such PHL Loan to the deferred interest account no less often than on a quarterly basis except to the extent that a full payment (or equivalent) must be made in the quarter for the reallocation to occur;

(v) not unilaterally convert Loan Obligors under any such PHL Loan from biweekly payments to semi-monthly payments or otherwise change a Loan Obligor’s payment date under any such PHL Loan without disclosing the new payment date and obtaining such Loan Obligor’s consent; and

(vi) provide payoff information to Loan Obligors under any such PHL Loan or their authorized representatives on all underlying liens held by the applicable Co-Issuer, within five business days of a Loan Obligor’s written request, or as specifically permitted by state or federal Law; and subject to applicable federal and state Laws, inform Loan Obligor under any such PHL Loan that requests by mortgage brokers or other agents must be in writing and must include a written authorization from the related Loan Obligor to provide the requested information.

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EXHIBIT A

FORM OF SERVICER OFFICER’S CERTIFICATE

The undersigned, the duly [OFFICER TITLE] of Springleaf Finance, Inc. (“SLFI”), does hereby certify, on behalf of SLFI and not in an individual capacity, that:

1. SLFI is, as of the date hereof, the Servicer under that certain Servicing Agreement dated as of April 1, 2013 (as amended and supplemented, or otherwise modified and in effect from time to time, the “Servicing Agreement”), by and among SLFI, as the Servicer, and SpringCastle America Funding, LLC, a Delaware limited liability company, SpringCastle Credit Funding, LLC, a Delaware limited liability company, and SpringCastle Finance Funding, LLC, a Delaware limited liability company, as the Co-Issuers, and Wilmington Trust, National Association, in its capacity as a Loan Trustee to each Co-Issuer.

2. The undersigned is a Servicing Officer and is duly authorized pursuant to the Servicing Agreement to execute and deliver this Officer’s Certificate to the Co-Issuer and the Indenture Trustee.

3. A review of the activities of the Servicer during the calendar year ended December 31,         , and of its performance under the Servicing Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Servicing Agreement and other Transaction Documents throughout such year and no Servicer Default has occurred and is continuing, except as set forth in paragraph 5 below.

5. The following is a description of each Servicer Default known to me to have occurred and be continuing as of the date of this Officer’s Certificate made by the Servicer during the year ended December 31,         , which sets forth in detail the (a) nature of each such Servicer Default, (b) the action taken by the Servicer, if any, to remedy each such Servicer Default and (c) the current status of each such Servicer Default: (If applicable, insert “None.”)

Capitalized terms used but not defined herein are used as defined in the Servicing Agreement.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Officer’s Certificate this      day of                 .1

By:
Name:
Title:

[1]	Required to be delivered on or before April 30 of each calendar year, beginning with April 30, 2014 pursuant to Section 2.07 of the Servicing Agreement.

EXHIBIT B

SERVICING TRANSFER TIMELINE

System	Springleaf	Completion Date
Account Data Conversion

☐  Complete all CMII, MS, and RMS discovery activities.

☐  Complete all mapping activities

☐  Complete all gap design, development and testing

☐  Complete final (3rd) mock conversion

☐  Complete account conversion to SCORE

☐  Complete Data Warehouse Conversion

☐  Post Load Support

4/1 5/31 7/31 8/30 9/2 9/4 12/31

Financial Data Extract	☐ Complete all design ☐ Complete final (4th) mock conversion ☐ Process 1st production file ☐ Complete all development	3/7 3/29 4/1 4/8

Insurance Interface	☐ Obtain product information ☐ Determine reporting platform ☐ Determine CPI process, if any ☐ Complete analysis and design ☐ Complete development ☐ Complete testing ☐ Promote changes to Production	4/1 2/28 3/8 4/30 6/28 7/31 9/3

Billing Statement Conversion	☐ Identify statement types ☐ Identify volumes by product type/due date ☐ Modify Stock ☐ Place stock order	3/29 4/30 5/31 7/31

Payment Processing Conversion	☐ Determine if payments need to be kept separate at USB. ☐ Identify payment types ☐ Map payment types to SLFS ☐ Define post payment processing	3/22 3/29 4/30 5/31

Image Conversion	☐ Complete image ingestion design ☐ Complete image transfer design ☐ Receive images ☐ Compete image ingestion	6/7 6/21 8/15 11/1